EXHIBIT 10.2
SECOND AMENDMENT TO
COOPER INDUSTRIES
AMENDED AND RESTATED
STOCK INCENTIVE PLAN
(February 9, 2005 Restatement)
WHEREAS, the Company’s wholly-owned subsidiary, Cooper US, Inc., maintains the Cooper Industries Amended and Restated Stock Incentive Plan (the “Plan”); and
WHEREAS, the Company’s Board of Directors has approved amending the Plan provisions that define how to determine the fair market value of the Company’s stock for awards made under the Plan;
NOW, THEREFORE, effective as of February 13, 2007, Section 2.13 of the Plan is hereby amended in its entirety to read as follows:
“Fair Market Value” of a share of Common Stock, as of any date, means the closing sales price of a share of Common Stock as reported on the Stock Exchange on the applicable date, or if no sales of Common Stock were made on the Stock Exchange on that date, the closing price as reported on the Stock Exchange for the preceding day on which sales of Common Stock were made.
Executed as of this 14th day of February 2007.
COOPER US, INC.

By:	/s/ James P. Williams
James P. Williams
Senior Vice President
Human Resources